 Exhibit 99.1

Section 2: EX-99.1 (EX-99.1)

VII PEAKS CO-OPTIVIST INCOME BDC II, INC. ANNOUNCES ADJOURNMENT OF ANNUAL SHAREHOLDER MEETING TO JULY 23, 2015

Orinda, CA, June 25, 2015 — VII Peaks Co-Optivist Income BDC II, Inc. (the Company), a publicly registered non-traded business development company (BDC), today announced adjournment of its Friday, June 19, 2015 annual meeting of shareholders until Thursday, July 23, 2015 in order to allow the solicitation of additional proxies to establish a quorum. The adjourned meeting will be held at the Company's offices located at 4 Orinda Way, Suite 125-A, Orinda, CA 94563, at 10:00 A.M. local time.

The Company encourages shareholders who have not yet voted their shares to do so now in order to reach a quorum and to avoid the cost of further adjournments. The proxy materials received by shareholders contain important information regarding the proposals to be considered at the reconvened meeting.

If shareholders have any questions regarding the proposal, or need assistance with voting, they may call Phoenix American Financial Services, Inc., at (855) 889-1778.

CONTACT:

Investor Contact:

Phoenix American Financial Services, Inc.

(855) 889-1778

Source: VII Peaks Co-Optivist Income BDC II, Inc.